                                                                    EXHIBIT 10.3
                              [QUANTA LOGO OMITTED]

                    SEPARATION AGREEMENT AND GENERAL RELEASE

     Quanta U.S. Holdings Inc., its subsidiaries and affiliates (collectively referred to as "Quanta") and Gary G. Wang, his heirs, executors, administrators, successors, and assigns (collectively referred to as "Employee"), agree that:

1.   LAST DAY OF EMPLOYMENT. Employee's last day of employment with Quanta will be July 31, 2006, herein referred to as the "termination of employment date". For the purpose of the Consolidated Omnibus Budget Reconciliation
     Act ("COBRA"), 29 U.S.C. ss. et seq., the END DATE (as defined in Section
     2(a) below) shall serve as the "qualifying event" for Employee's rights under COBRA. In order to receive any payments described in Section 2 below
     ("Consideration"), Employee must be actively employed by Quanta on July 31,
     2006. In the event Employee accepts another position and leaves Quanta prior to July 31, 2006, Employee will forfeit all severance payments as well as payments for any remaining time left in the notification period.

2.   CONSIDERATION. In consideration for signing this Separation Agreement and
     General Release (the "Agreement") and for compliance with the promises made herein and subject to the conditions contained in this Agreement, Quanta agrees:

               a. to provide 12 months of severance pay to Employee to be paid at the Employee's discretion, either in semi-monthly payments of
               $14,583.33 less applicable federal, state and local taxes, and other deductions, beginning August 1, 2006 and ending July 31,
               2007 (the "severance period"), or in a lump sum payment in the amount of $350,000.00 less applicable federal, state and local taxes, and other deductions.

               b. to continue to subsidize Employee's medical and dental
               insurance benefits through the end of the severance period, regardless of the payment method chosen in section 2(a) above, on the same basis as for active employees of Quanta.

               c.. to pay Employee any other amounts required under state or federal regulation or law including but not limited to payment for all Employee's accrued but unused Vacation and/or Paid Time
               Off (PTO) as of the termination of employment date.

3.   NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Employee understands and agrees that he would not receive the consideration specified in Section
     2 above, except for his execution of this Agreement and the fulfillment of the promises contained herein. Employee agrees and acknowledges that the payment provided to him pursuant to this Agreement is equal to payment, benefit or other thing of value to which he would otherwise be entitled to under prior agreements (written or oral) between him and Quanta.

4.   EMPLOYEE'S GENERAL RELEASE OF CLAIMS. For and in consideration of the payments to be made and for other valuable consideration to be provided to
     Employee pursuant to this Agreement, Employee for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to as "Releasors"), hereby knowingly and voluntarily releases and forever discharges Quanta and any of its past, present or future parent entities, partners, subsidiaries, affiliates, divisions, employee benefits and/or pension plans or funds, successors and assigns of each and any of its or their past, present or future officers, directors, attorneys, agents, trustees, administrators, employees, or assigns, in both their representative and individual capacities, (hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action, debt or liabilities of any kind
     (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, asserted or unasserted, by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence or other matter
     (collectively "claims") which Releasors may have against the Releasees, from the beginning of time up to and including the date of the execution of this Agreement including, but not limited to, any alleged violation of:

     Title VII of the Civil Rights Act of 1964, as amended;
     The Civil Rights Act of 1991;
     Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
     The Employee Retirement Income Security Act of 1974, as amended;
     The Immigration Reform and Control Act, as amended;
     The Americans with Disabilities Act of 1990, as amended;
     The Age Discrimination in Employment Act of 1967, as amended;
     The Workers Adjustment and Retraining Notification Act, as amended;
     The Occupational Safety and Health Act, as amended;
     The Family and Medical Leave Act;
     The Fair Labor Standards Act;
     The Sarbanes Oxley Act;
     The New York Human Rights Act;
     The New York City Human Rights Law;
     The New York Equal Pay Act;
     The New Yorkers with Disabilities Act;
     The New York AIDS Testing Law;
     New York Wage Payment and Hours Law;
     New York Occupational Safety and Health Laws;
     New York Statutory Provisions Regarding Retaliation and Discrimination for
     Filing a Workers' Compensation Claim;

     Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
     Any public policy, contract, tort, or common law; or
     Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.
     This Paragraph does not include a release of (1) any rights Employee may have with respect to the 401(k) account he possessed through the Company, or (2) Employee's rights under this Agreement.

5.   NON-SOLICITATION. Employee agrees (either alone or jointly with or on behalf of others whether directly or indirectly) not to, without prior written consent from Quanta's General Counsel or Quanta's Director of Human
     Resources, (1) solicit, endeavor to solicit, hire or cause to be hired any officer or employee of the Company or its affiliates away from employment with any such entity, (2) solicit, endeavor to solicit, hire or cause to be hired any person who was an officer or employee of the Company or its affiliates at the effective date of this agreement, or (3) violate, or cause others to violate, the terms of any employment agreement or other written arrangements between any officer or employee and the Company or any of its affiliates for a period of one (1) year from the termination of employment date.

6.   AFFIRMATIONS AND COVENANTS. Employee represents and warrants that, neither he, nor anyone acting on his behalf, has made, filed, is party to, or will make or file any charge, complaint or suit against any of the Releasees with any federal, state or local court or agency. In the event that any action, suit, claim, charge or proceeding is brought by any government agency, putative class representative or other third party against Quanta,
     Employee shall, except to the extent required or compelled by law, legal process, or subpoena, refrain from participating, providing assistance, testifying, or producing documents therein. In the event Employee is ordered to participate, provide assistance, testify, or produce documents by a court, agency or regulatory authority, Employee shall only do so after he has given Quanta's General Counsel written notice, together with all supporting legal papers or documents served upon his, within five business days of his receipt of such notice. Employee further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may have been entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except with respect to amounts pursuant to Section 2 of this Agreement and any compensation
     (including salary and benefits) due to Employee for employment services performed up to the termination of employment date. Employee furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

7.   CONFIDENTIALITY. Employee shall hold in a fiduciary capacity for the benefit of Quanta all secret, proprietary or confidential information, knowledge or data relating to Quanta and its business that he has obtained that is not public knowledge (other than as a result of Employee's violation of this Section 7) ("Confidential Information"). Moreover, both parties agree to hold the terms of this Agreement as confidential and agree not to disclose the terms of this Agreement except as required by law or regulation. This provision does not prevent Employee from divulging the fact or terms of this Agreement to his spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding his consideration of this Agreement. Employee shall not communicate, divulge or disseminate Confidential Information at any time, except with the prior written consent of Quanta or as otherwise required by law or legal process or in the carrying out of his duties under this Agreement. The parties understand and agree that this confidentiality provision is a material term of this Agreement.

8.   NON-DISPARAGEMENT. Employee agrees that he shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which disparage or defame the goodwill, reputation of, or which embarrass Quanta or any of its respective present, former or future directors, officers, executives and/or employees. Employee further agrees that he shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which disparage, or defame the goodwill, reputation of, or which embarrass shareholders. Employee further agrees not to make any statements, written or oral, relating to the terms of the termination of his employment or any non-public and/or confidential aspects of the business of Quanta, except as may be required by internal company investigation, court order or subpoena after providing Releasees with notice as provided for in Section 6 above. Any breach of this provision shall constitute a material breach of this Agreement and shall entitle Quanta to recover all amounts paid to him under this Agreement. Employee and Quanta agree that such repayment by
     Employee is not, and is not intended to be, a penalty, constitutes a reasonable estimate of the damages that Quanta would suffer as a consequence of such a breach by Employee and that such damages would otherwise be very difficult to calculate. In addition, Quanta reserves its right to pursue any and all additional remedies for such breach, including the right to obtain injunctive relief to enforce Employee's obligations under this Section. This Section shall not be interpreted to prevent
     Employee from providing truthful information in accordance with any internal Quanta investigation or to any regulatory, judicial, administrative or other governmental authorities as may be required by law or governmental regulation.

     Quanta agrees, for its officers and directors, that it shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which criticize, disparage, or defame the goodwill, reputation of, or which embarrass Employee or which relate to the termination of Employee's employment other than as provided in this Agreement. Quanta further agrees to instruct its human resources department or equivalent functioning body to provide any prospective employer of Employee with Employee's dates of employment, title and salary as of the termination date.

9.   COOPERATION. Employee understands that Quanta may need to contact him to obtain information regarding various business matters. Employee agrees to respond in a timely and reasonable fashion to Quanta's requests for such information. Employee also agrees to cooperate fully with Quanta with respect to any business matter, including but not limited to ongoing or future litigation or investigation, regulatory

     or otherwise, about which it is reasonably believed that Employee has knowledge, or with which he was involved, as a result of or during his employment with Quanta. Such cooperation may include, without limitation, providing information, meeting with Quanta representatives, or testifying on Quanta's behalf. Nothing in this paragraph shall require Employee to take any action prejudicial to his legal or economic interests. Quanta shall reimburse Employee for any necessary and reasonable out of pocket expenses incurred by him in connection with his assistance and cooperation hereunder (including travel, accommodations and reasonable legal fees and expenses incurred) as well as any realized economic losses, including but not limited to use of vacation or personal time off from future employers or standard hourly rates if Employee is self-employed. Employee agrees to such cooperation for a term of three (3) years following the termination of employment date.

10.  GENERAL INDEMNIFICATION. The Company agrees that if the Employee is made a party, or is threatened to be made a party, to any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Proceeding"), for actions during the time of his employment, by reason of the fact that he is or was an officer or employee of the Company or is or was serving at the request of the Company as an officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Employee shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law and the Company's certificate of incorporation or bylaws, against all cost, expense, liability and loss reasonably incurred or suffered by the
     Employee in connection therewith, including, without limitation, attorneys'
     fees and disbursements and judgments, and the Company shall advance expenses in connection therewith, to the fullest extent permitted or authorized by applicable law and the Company's certificate of incorporation or bylaws. Such indemnification shall continue as to the Executive even if he has ceased to be a member, employee or agent of the Company or other entity and shall inure to the benefit of the Employee's heirs, executors and administrators. The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Employee to the extent the Company provides such coverage for its other executive officers. Quanta agrees that if Employee sues Quanta for a breach of its obligations to make payments set forth in Section 2, and Employee obtains a final judgment in his favor in such action, Quanta will pay Employee the attorneys' fees he reasonably incurred in prosecuting such action.

11.  RETURN OF PROPERTY. Employee shall permit a representative of Quanta to inspect any material to be removed from Quanta's offices. By the Date of
     Termination (or shortly thereafter), Employee shall surrender to Quanta all property of Quanta in his possession, including, without limitation, any and all intellectual property, including models used in Quanta's business, documents, notes, records, manuals, notebooks, computers, computer programs, cellular phones, Blackberries, security key cards, credit cards, keys, pass cards and files, papers, electronically stored information and documents kept or made by Employee in connection with his employment.
     Anything to the contrary notwithstanding, and in all cases regardless of whether the information is retained in original form, as a copy, electronically or otherwise,

     Employee shall be entitled to retain (a) papers and materials of a personal nature, including, without limitation, photographs, correspondence, personal diaries, calendars and rolodexes, files relating to his personal affairs and personal phone books, (b) information showing his compensation or relating to reimbursement of expenses, and (c) information he reasonably believes may be needed for his personal tax purposes. By separate document,
     Employee will certify that he has complied with this Section 11 of the
     Agreement. Should Quanta believe that an item or document has not been returned, it shall notify Employee of such belief in writing and provide
     Employee 48 hours from receipt of said notice to return the item or document articulated, make a certification that it has been destroyed or surrendered.

12.  REVOCATION AND EFFECTIVE DATE. Employee acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has had the opportunity to take up to forty five (45) days to consider it and to consult with independent legal counsel about it (if he wished to do so), but may execute it at any time during that time period; (c) fully understands the terms and conditions of this Agreement; and (d) is signing this Agreement knowingly and voluntarily. Employee may revoke this Agreement for a period of seven
     (7) calendar days following the day he executes this Agreement. Any revocation within this period must be submitted, in writing, to Quanta's
     Director of Human Resources and state, "I hereby revoke my acceptance of our Agreement." The revocation must be personally delivered to Quanta's
     Director of Human Resources or mailed to Quanta's Director of Human
     Resources so that it is delivered to him within seven (7) calendar days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

13.  GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed and conformed in accordance with the laws of the state of New York without regard to its conflict of laws provision. In the event Employee or Quanta breaches any provision of this Agreement, Employee and Quanta affirm that
     Employee or Quanta may institute an action to specifically enforce any term or terms of this Agreement. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

14.  NO ADMISSION OF WRONGDOING. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by either party of any liability or unlawful conduct of any kind. The parties further agree that this Agreement may only be used as evidence in a proceeding where one of the parties seeks to enforce or defend or claim a breach of the terms of this Agreement.

15.  AMENDMENT. This Agreement may not be modified, altered or changed except upon express written consent of both parties specifically stating the intent to modify this Agreement.

16.  ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement.

17.  APPLICABLE DATA. Employee acknowledges that he has been provided with, and that he and his counsel have reviewed, a list of the job titles and ages of all individuals in Employee's division whose positions are being eliminated effective July 31, 2006, as well as a list of job titles and ages of all individuals in Employee's division whose positions are not being eliminated, prior to executing this Agreement.

     EMPLOYEE HAS BEEN ADVISED THAT HE HAS FORTY-FIVE (45) DAYS TO REVIEW THIS
     CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED
     TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEPARATION AGREEMENT
     AND GENERAL RELEASE. HAVING ELECTED TO EXECUTE THIS SEPARATION AGREEMENT
     AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND
     BENEFITS IN SECTION 2 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE
     CONSIDERATION, ENTERS INTO THIS CONFIDENTIAL SEPARATION AGREEMENT AND
     GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE
     HAS OR MIGHT HAVE AGAINST QUANTA.

     IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Confidential Separation Agreement and General Release as of the date set forth below:

AGREED AND ACCEPTED:

By: /s/ Gary G. Wang
   ----------------------------
          GARY G. WANG
            EMPLOYEE

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )

On this 7th day of August 2006, before me personally came Employee known to me to be the person described and who executed the foregoing Agreement and who duly acknowledged to me that he executed the same.

                                                    /s/ Walda M. Decreus
                                                    -------------------------
                                                          Notary Public

QUANTA U.S. HOLDINGS, INC.

By: /s/ Carl D. Sullo                         By: /s/ Robert Lippincott III
   --------------------------                    -------------------------------
        CARL D. SULLO                                 ROBERT LIPPINCOTT III
    DIRECTOR, HUMAN RESOURCES                    INTERIM CHIEF EXECUTIVE OFFICER

 STATE OF NEW YORK   )                        STATE OF NEW YORK    )
                     ) SS.:                                        ) SS.;
 COUNTY OF NEW YORK  )                        COUNTY OF  NEW YORK  )

On this 7th day of August 2006, before me personally came Carl D. Sullo known to me to be the person described and who executed the foregoing Agreement on behalf of Quanta U.S. Holdings, Inc. and who duly acknowledged to me that he executed the same and was duly authorized to do so.

                                                    /s/ Walda M. Decreus
                                                    -------------------------
                                                        Notary Public

On this 7th day of August 2006, before me personally came Robert Lippincott III known to me to be the person described and who executed the foregoing Agreement on behalf of Quanta U.S. Holdings, Inc. and who duly acknowledged to me that he executed the same and was duly authorized to do so.

                                                    /s/ Walda M. Decreus
                                                    -------------------------
                                                        Notary Public